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                            FRANKLIN RESOURCES, INC.

                          STOCK OPTION GRANT AGREEMENT
                       UNITED KINGDOM STOCK OPTION PLAN #1

           FRANKLIN RESOURCES, INC., a Delaware corporation (the "Company"), hereby grants as of the 1st day of November 1992 to _________ (the "Optionee") an option (the "Option") to purchase a total of _______ (____) shares of the U.S. $.10 par value Common
     Stock of the Company (the "Shares"), at a price of            per
     share (the "Option Price").

           1. Nature of the Option. The Option is granted pursuant and subject to all the terms of the Company's United Kingdom Stock Option Plan #1 (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meanings as in the Plan. Determinations made in connection with the Option pursuant to the Plan shall be governed by the Plan as it exists on the date of grant, and in the event of any inconsistency or conflict between this Agreement and the Plan, the terms of the Plan shall govern.

           2. Other Options. The Option is in addition to any other options heretofore or hereafter given to the Optionee by the Company.

           3. Extent of Option. The Optionee may exercise the Option for all or any whole part of the Shares covered by the Option on or after ______ and, while the Optionee continues to be an Employee (as defined in the Plan), may be exercised up to and including October 31, 1999, but they are subject to Paragraphs 5, 6 and 7 as appropriate if the Optionee ceases to be employed by the Company or any Subsidiary as provided therein.

           4. Method of Exercise. The Option shall be exercisable by written notice in the form attached hereto as Exhibit "A", which notice shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option, and shall be delivered in person or by certified mail, return receipt (or equivalent documented delivery method) to the Company at its principal executive offices, which are presently located at 777 Mariners Island Blvd., San Mateo, California, U.S.A. The written notice shall be accompanied by payment in full in British Pounds of the Option Price for such Shares. The Company shall, in accordance with the Plan, deliver a certificate or certificates representing

























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     such Shares as  soon  as practicable  after  such  notice  and payment shall have been received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. If the Option is being exercised by a person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of
     the right  of  such  person or persons to exercise the  Option.   All
     Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

           5. Termination of Employment. If an Optionee ceases to be employed by the Company or any Subsidiary, other than by reason of death or by total and permanent disability (as determined by the insurers in accordance with the long term disability insurance policy applicable to such Employee as provided for in section 6 and 7 below) any then exercisable and outstanding Options shall terminate after the passage of thirty (30) days from the date employment ceases, but in no event later than the scheduled expiration date. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise the Option (to the extent which such Optionee was entitled to exercise) within the time specified in this paragraph, the Option shall terminate.

           6. Disability of the Optionee. If an Optionee is unable to continue his employment with the Company or a Subsidiary thereof as a result of such Optionee's total and permanent disability (as determined by the insurers in accordance with the long term disability policy applicable to such Optionee), the Optionee may, but only within (6) months from the date of termination of employment, exercise the Option in full even if the right to exercise shall not have otherwise accrued at the date of such total and permanent disability. If the Optionee does not exercise such Option within the time specified in this paragraph, the Option shall terminate.

           7. Death of Optionee. In the event of the death, during the Option period, of an Optionee:

                (i) who is at the time of his death shall have been in Continuous Status as an employee since the date of grant of the Option, the Option may be exercised, at any time,not in excess of six (6) months following his death, by the Optionee or by the Optionee's estate or




























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                by a person who acquired the right to exercise the
                Option by bequest or inheritance, as the case may be,provided that the actual date of exercise is in no event after the expiration of the term of the Option;

                (ii) within one month after the termination of Continuous Status as an Employee by an Optionee, the Option may be exercised, at any time, not in excess of six (6) months following the date of termination of Continuous Status as an Employee, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as the case may be, provided that the actual date of exercise is in no event after the expiration of the term of the Option.


           8. Partial Exercise. Exercise of the Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that the Option may not be exercised for a fraction of a Share.

                  9. Withholding. Upon the exercise of the Option or any installment thereof, the Optionee hereby agrees that such exercise will not be effective, and no Shares will become transferable to the Optionee, until appropriate arrangements have been made for any income tax withholding as may be required by applicable law on account of such exercise.

           10. Non-transferability, No Obligation to Exercise of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The grant and acceptance of the Option imposes no obligation on the Optionee to exercise it. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

           11.   No  Obligation To Continue Employment.   NEITHER  THE
     COMPANY, NOR ANY SUBSIDIARY IS BY BY REASON OF THE OPTION, OBLIGATED TO CONTINUE THE OPTIONEE IN EMPLOYMENT.

           12. Conditions Upon Issuance of Shares The Shares shall not be issued pursuant to the Option unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated


























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     thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the grant, the Company may require the person receiving the Shares to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

           13. No Rights as a Stockholder Until Exercise. The Optionee shall have no rights as a stockholder with respect to Shares under the Option until a stock certificate therefor has been delivered to the Optionee and is fully paid for. Except as expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          14. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California.

     Date of Grant:  As of  November 1, 1992

                                        FRANKLIN RESOURCES, INC.


                                     By:   ___________________________
                                             Harmon Burns
                                   Title:    Executive Vice President

           The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that such is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.



     Dated:__________________

                                        ___________________________
                                        Optionee
                                        ____________________________

                                        ____________________________

                                        ____________________________
                                        (Insert Optionee Address)
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                          NOTICE OF EXERCISE OF OPTION



     Franklin Resources, Inc.
     777 Mariners Island Boulevard
     San Mateo, California 94404
     United States of America
     Attn:  Harmon E. Burns, Esq.

     Gentlemen:

     This Notice is to inform you that the undersigned hereby elects to exercise his/her option granted on November 1, 1992 pursuant to the Stock Option Agreement under the United Kingdom Stock Option Plan #1 between Franklin Resources, Inc. and the undersigned.

     By this Notice, the undersigned hereby elects to exercise the foregoing option as to _______ shares at the option price _________ per share for a total of ___________

     Payment in British Pounds is enclosed herewith.

     Unless I indicate otherwise below, please issue a single certificate for the total number of shares being purchased as follows:
          ___________________________________________________
          ____________________________________________________
          ____________________________________________________

     Please  have  certificate(s)  for  these  shares  issued  as follows:
          _____________________________________________________
          _____________________________________________________
          _____________________________________________________
          _____________________________________________________
          _____________________________________________________
          _____________________________________________________

     Sincerely,


     _____________________________ ________________________
     Signature of Optionee                   Date